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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the Water Pik Technologies, Inc. 1999 Non-Employee Director Stock Compensation Plan of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Water Pik Technologies, Inc. included in its Annual Report (Form 10-K for the year ended December 31, 2000), filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Woodland Hills, California
May 1, 2001